UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 6, 2007

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 6, 2007, Macrovision Corporation (“Macrovision”) entered into an Agreement and Plan of Mergers (the “Merger Agreement”) to acquire Gemstar-TV Guide International, Inc. (“Gemstar-TV Guide”) in a cash and stock transaction (the “Transaction”). The aggregate value of the Transaction to Gemstar-TV Guide stockholders, based on the closing price for the Macrovision stock on December 6, 2007, is approximately $2.8 billion.

Under the terms of the Merger Agreement, each share of Gemstar-TV Guide stock will be converted into the right to receive, at the election of each individual stockholder, subject to proration as detailed in the Merger Agreement, $6.35 in cash or 0.2548 of a share of common stock in a new holding company that will own both Gemstar-TV Guide and Macrovision. Macrovision stockholders will continue to own one share in the new holding company for each share of Macrovision common stock owned as of the closing. The Transaction is subject to customary closing conditions, and is expected to close by early second quarter 2008. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

In connection with the Merger Agreement, Macrovision, the holding company and News Corporation entered into a Company Voting and Support & Registration Rights Agreement (the “Voting Agreement”) on December 6, 2007. Pursuant to the Voting Agreement, and subject to the terms thereof, News Corporation agrees that it will vote (or cause to be voted), any voting securities held by it in favor of adoption of the Merger Agreement and any other transactions and other matters specifically contemplated by the Merger Agreement. The Voting Agreement also provides for registration rights in favor of News Corporation pursuant to the terms of the Voting Agreement, and Macrovision and News Corporation have further agreed that (i) Macrovision will, following successful completion of the proposed Transaction, work with News Corporation to register with the Securities and Exchange Commission and dispose of its shares in the combined company in an expeditious manner by means of an automatically effective shelf registration statement under which News Corporation will be entitled to make demands for underwritten offerings from time to time, and (ii) they will negotiate additional registration rights for News Corporation in good faith. A copy of the Voting Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Item 8.01 Other Events

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description
2.1	Agreement and Plan of Mergers dated December 6, 2007, among Macrovision Corporation, Saturn Holding Corp., Mars Merger Sub, Inc., Galaxy Merger Sub, Inc. and Gemstar TV-Guide International, Inc.

2.2	Company Voting and Support & Registration Rights Agreement dated December 6, 2007, among Macrovision Corporation, Saturn Holding Corp. and News Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation
(Registrant)

Date: December 7, 2007	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel

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